SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Amendment No. 1

Current Report Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 20, 2003

ENGAGE, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-26671	04-3281378

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Brickstone Square, Andover, MA	01810
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (978) 684-3884

Item 4.    Changes in Registrant’s Certifying Accountant.

On June 20, 2003, Engage, Inc. (the “Company”), received a letter from KPMG LLP (“KPMG”), the Company’s independent public accountants, notifying the Company that it had resigned effective on the date thereof.

KPMG’s audit report on the Company’s consolidated financial statements as of July 31, 2001 and 2002 and for the three-year period ended July 31, 2002 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles, except as follows:

KPMG’s report on the consolidated financial statements of Engage, Inc. and subsidiaries as of July 31, 2001 and 2002 and for the three-year period ended July 31, 2002, contained a separate paragraph stating “the Company has incurred significant operating losses since inception, has an accumulated deficit and a working capital deficiency. These matters raise substantial doubt about their ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.”

In connection with its audits for the Company’s fiscal years ended July 31, 2002 and 2001 and for the subsequent interim periods through the date of resignation, there were no disagreements between the Company and KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures which, if not resolved to KPMG’s satisfaction, would have caused KPMG to make reference to the subject matter in connection with KPMG’s report on the Company’s consolidated financial statements for such years.

In connection with its audits for the Company’s fiscal years ended July 31, 2002 and 2001 and its review of the Company’s consolidated financial statements for the subsequent interim periods through the date of resignation:

(A) KPMG did not advise the Company that the internal controls necessary for the Company to develop reliable financial statements did not exist;

(B) KPMG did not advise the Company that information had come to KPMG’s attention that led it to conclude that it was no longer able to rely on management’s representations, or that made it unwilling to be associated with the financial statements prepared by management;

(C) KPMG did not (1) advise the Company of the need to expand significantly the scope of its audit, or that information had come to KPMG’s attention, that if further investigated might (i) materially impact the fairness or reliability of either: a previously issued audit report or the underlying financial statements; or the financial statements issued or to be issued covering the fiscal periods subsequent to the date of the most recent financial statements covered by an audit report (including information that might prevent it from rendering an unqualified audit report on those financial statements), or (ii) cause it to be unwilling to rely on management’s representations or be associated with the Company’s financial statements, and (2) fail to so expand the scope of its audit or conduct such further investigation because it resigned, was dismissed or for any other reason; or

(D) KPMG did not (1) advise the Company that information had come to KPMG’s attention that it concluded materially impacted the fairness or reliability of either (i) a previously issued audit report or the underlying financial statements, or (ii) the financial statements issued or to be issued covering the fiscal period(s) subsequent to the date of the most recent financial statements covered by an audit report (including information that, unless resolved to KPMG’s satisfaction, would prevent it from rendering an unqualified audit report on those financial statements), and (2) due to KPMG’s resignation, dismissal or declination to stand for re-election, or for any other reason, the issue had not been resolved to KPMG’s satisfaction prior to its resignation, dismissal or declination to stand for re-election.

The Company provided KPMG with a copy of the foregoing disclosures. Attached as Exhibit 99.1 is a copy of KPMG’s letter, dated July 22, 2003, stating its agreement with such statements.

Item 7.    Financial Statements and Exhibits

(c)    Exhibits.

Exhibit No.	Description

99.1	Letter of KPMG, LLP to the Securities and Exchange Commission, dated July 22, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENGAGE, INC. (Registrant)

Date: July 22, 2003	By:	/s/ JOHN D. BARONE
John D. Barone President and Chief Operating Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Letter of KPMG, LLP to the Securities and Exchange Commission, dated July 22, 2003.